UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/24/2006

BRITESMILE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11064

Utah	87-0410364
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

460 North Wiget Lane
Walnut Creek, CA 94598
(Address of principal executive offices, including zip code)

925-941-6260
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On May 24, 2006, BriteSmile, Inc. issued a press release announcing its financial results for the quarter ended April 1, 2006. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The company will also post this document on its corporate website, www.britesmile.com, under the "company" link.

The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99.1        Press release issued by BriteSmile,

       Inc. dated May 24, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRITESMILE, INC.

Date: May 24, 2006	By:	/s/ Kenneth Czaja
Kenneth Czaja
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	EXHIBIT 99.1